Exhibit 99.B10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 109 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 4, 2000 on the financial statements and financial highlights of Trent Equity Fund, a series of shares of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                       /s/ Tait, Weller & Baker

                                       TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 14, 2000